Exhibit 10.1

AMERI HOLDINGS, INC.
2015 EQUITY INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the 2015 Equity Incentive Award Plan (the "Plan") will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the "Notice of Grant") and Terms and Conditions of Restricted Stock Units, attached hereto as Exhibit A (together, the "Agreement").
Participant:
Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:
Date of Grant
Vesting Commencement Date
Number of Restricted Stock Units
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:
The Restricted Stock Units subject to the Award will vest _______________, subject to Participant continuing to be a Service Provider through such date, as determined by the Compensation Committee. As used herein, "Service Provider" means any Employee, Consultant or any member of the Board.
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant's right to acquire any Shares hereunder will immediately terminate.
Settlement Date:

Once vested, Shares shall be issued within ten (10) Business Days upon satisfaction of all conditions under the Agreement.

By Participant's signature and the signature of the Company's representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated above.

PARTICIPANT	AMERI HOLDINGS, INC.

Name:

Title:

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.            Grant.  The Company hereby grants to the Participant named in the Notice of Grant (the "Participant") under the Plan the number of Restricted Stock Units indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which are incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
2.            Company's Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the Settlement Date (to the extent vested).  Unless and until the Restricted Stock Units will have vested in the manner set forth in the Notice of Grant and Article 12 of the Plan, Participant will have no right to payment of any such Restricted Stock Units.  Any Restricted Stock Units that vest in accordance with this Agreement will be paid to Participant (or in the event of Participant's death, to his or her properly designated beneficiary or estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in this Agreement.
3.            Vesting Schedule.  Except as provided in Sections 4 hereof and Section 9.13 and Article 12 of the Plan, and subject to Section 5 hereof, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
4.            Committee Discretion.  The Committee, in its discretion, may as set forth in Section 3.2 of the Plan accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee.
5.            Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant's termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and Participant's right to acquire any Shares hereunder will immediately terminate.
6.            Death of Participant.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Committee or, if no such beneficiary has been designated or survives Participant, the administrator or executor of Participant's estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.            Withholding of Taxes.  When Shares are issued on the Settlement Date as payment for vested Restricted Stock Units, the Company (or the employing Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Subsidiary) with respect to the Shares,  if any, unless the Company, in its sole discretion, requires the Participant to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations.  The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund provided for any value of the Shares withheld in excess of the tax obligation as a result of such rounding, all pursuant to such procedures as the Committee may specify from time to time.
Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until all income, employment and other taxes which the Company determines must be withheld or collected with respect to such Shares have been withheld.  In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares.  All income and other taxes related to the Restricted Stock Units and any Shares delivered in payment thereof are the sole responsibility of the Participant.
8.            Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  For purposes of clarification, prior to such issuance, recordation and delivery, Participant will not have the right to inspect the books of the Company, to institute suit on its behalf or to receive any dividends; but Participant will be entitled to receive Dividend Equivalents at the same time and the same rate as dividends are paid on Shares.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company including, without limitation, with respect to voting such Shares, receiving dividends and distributions on such Shares, inspecting the books of the Company and to instituting suit on its behalf.

9.            No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.            Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at 100 Menlo Park Drive, Edison, NJ 08837, or at such other address as the Company may hereafter designate in writing.
11.            Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.            Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.            Restrictions on Sale of Securities.  The Shares issued as payment for vested Restricted Stock Units under this Agreement have not been registered under state or federal securities laws.  No shares of common stock granted under this Agreement may be offered or sold, pledged, or otherwise distributed, and no shares of common stock may be transferred on the books of the Company, except in a transaction (i) that, in the opinion of the Company's counsel, is satisfactory to the Company, would result in no violation of securities laws and (ii) that would comply with the transfer restriction provisions contained or referenced in this Agreement.  The Company shall not be under any obligation to register the Shares, although the Company may in its sole discretion register the Shares at such time as the Company shall determine.  If the Company chooses to comply with an exemption from registration, the Shares may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares, and the Compensation Committee may also give appropriate stop transfer instructions with respect to the Shares to the Company's transfer agent.  You understand and acknowledge that, under existing law, unless at the time of the issuance of the Shares to you as payment for vested Restricted Stock Units, a registration statement under the U.S. Securities Act of 1933 (the "Securities Act") is in effect as to the Shares (i) any Shares received by you on the Settlement Date may be required to be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available; (ii) any sales of the Shares made in reliance upon Rule 144 promulgated under the Securities Act ("Rule 144") may be made only in accordance with the terms and conditions of that rule (which, under certain circumstances, restricts the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, some other exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares has not been registered under the Securities Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Securities Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company may place an appropriate "stop transfer" order with its transfer agent with respect to the Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the Shares to you.  In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

14.            Additional Conditions to Issuance of Stock.  The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.
15.            Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
16.            Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
17.            Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant's consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.            Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
19.            Agreement Severable.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect.

20            Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  However, an amendment to avoid the imposition of an excise tax under Section 409A may be made without Participant consent.
21.            Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.            Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of Kent County, Delaware, or the federal courts for the United States for Delaware, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.  Participant waives any and all objections and defenses to bringing any such action before a Delaware court including those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
23.            Clawback.  The Restricted Stock Units are subject to any clawback policies of the Committee from time to time in effect.
24.            Sole Agreement.  The Agreement is the entire agreement between the parties, and any and all prior oral and written representations are merged in this Agreement.
25.            Right to Future Awards.  A Participant's eligibility for an award with respect to one year shall not be deemed to create or confer on the Participant any right to a grant in any other year, or any benefit or payment in any similar plan or program that may be established by the Company, in respect of any other year.
26.            Nature of Payments.  Restricted Stock Units shall not be taken into account in computing the compensation of the Participant for purposes of determining any benefit under (i) any pension, retirement or profit sharing plan of the Company, or (ii) any bonus, life insurance or other employee benefit plan of the Company or (iii) any agreement between the Company and the Participant, except as such plan or agreement shall expressly provide.
27.            Counterparts.  The Notice of Grant may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

28.            Remedies.  In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
29.            Discretionary Nature of Plan.  The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time in its discretion.
30.            ERISA.  This Award is not intended to be an "employee pension benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and therefore it not subject to the requirements of such statute on the regulations promulgated thereunder.
31.            Cancellation of Units.  The Company may, with the Participant's written consent, cancel any Restricted Stock Units awarded to the Participant under this Award.  In the event of such cancellation, all of the Participant's rights as a former holder of such Restricted Stock Units with respect to such cancelled Restricted Stock Units shall terminate.
32.            No Liability of the Company.  The Company shall not be liable for the Participant or any other person with respect to any tax consequence expected but not realized by the Participant or other person due to the receipt, vesting or settlement of the Restricted Stock Units.